EXHIBIT 23.1

CONSENT OF MARCUM LLP

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement of Iovance Biotherapeutics, Inc. on Form S-8 of our report dated February 25, 2021, with respect to our audits of the consolidated financial statements of Iovance Biotherapeutics, Inc. as of December 31, 2020 and 2019 and for each of the three years in the period ended December 31, 2020, and our report dated February 25, 2021 with respect to our audit of the effectiveness of internal control over financial reporting of Iovance Biotherapeutics, Inc. as of December 31, 2020 appearing in the Annual Report on Form 10-K of Iovance Biotherapeutics, Inc. for the year ended December 31, 2020. We were dismissed as auditors on March 12, 2021 and, accordingly, we have not performed any audit or review procedures with respect to any financial statements appearing in such Prospectus for the periods after the date of our dismissal.

/s/ Marcum LLP

Marcum LLP

New York, NY

September 23, 2021